Exhibit 99.8

PCT LTD Launches New, Interactive Distributor Website and the Engagement of Barwicki Investor Relations to Handle Investor Communications

Little River, SC, January 26, 2021 (Business Wire) -- PCT LTD (OTC:PINK “PCTL”) (“the Company”), encourages the public to visit www.pctcorporation.com for information on its US EPA registered hospital disinfectant and to find nearby sources for Hydrolyte®. The website provides downloadable product resources and a protected Distributor-Only area for its distributors to have full access of the Company’s growing number of marketing materials.

“We are now up to 21 quality distributors,” commented PCT Corp.’s President William Prince, “improving our sales and marketing reach and bringing our products closer to everyone’s front door.” Prince further stated, “We will be bringing on new distributors and educating the industry on why it is time to make the paradigm shift away from traditional, toxic chemicals and toward the use of Hydrolyte®…the environmentally responsible disinfecting product that makes more sense for today’s climate.”

Gary Grieco, PCTL’s Chairman, stated, “We could not be happier with our growing network of U.S. and international distributors as they are a valuable and integral component of our team. This new website is just one of the many new tools we will be launching to support their growth and success.”

In addition to the newest website, the Company is pleased to announce it has engaged the investor relations services of Barwicki Investor Relations, Inc. Andrew Barwicki, Principal, provides fact sheets about PCTL to a minimum of 1,000 new investors a month, introducing the Company to institutional and individual investors, as well as emailing vital public relations information to over 26,500 members of its proprietary database.

About PCT LTD:

PCT LTD ("PCTL") focuses its business on acquiring, developing and providing sustainable, environmentally safe disinfecting, cleaning and tracking technologies. The company acquires and holds rights to innovative products and technologies, which are commercialized through its wholly-owned operating subsidiary, Paradigm Convergence Technologies Corporation (PCT Corp). Currently trading on OTC:PINK, "PCTL" is actively engaged in applying for listing its common stock to the OTC QB market. The Company established entry into its target markets with commercially viable products in the United States and now continues to gain market share in the U.S. and U.K.

ADDITIONAL NEWS AND CORPORATE UPDATES:

PCTL would like to warn its stockholders and potential investors that material corporate information regarding sales, areas of business and other corporate updates will only be made through press releases or filings with the SEC and through Twitter (PCTL@PCTL2021). PCTL does not utilize social media, chatrooms or other online sources to disclose material information. The public should only rely on official press releases, Tweets from the Company’s official Twitter account, and corporate filings for accurate and up to date information regarding PCTL.

Forward-Looking Statements:

This press release contains "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties, which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: PCTL's ability to raise sufficient funds to satisfy its working capital requirements; the ability of PCTL to execute its business plan; the anticipated results of business contracts with regard to revenue; and any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements PCTL makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. PCTL undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

www.pctcorporation.com (NEW Distributor-focused website)

www.para-con.com (Current PCT LTD, investor-focused website)

www.pctcorphealth.com (Current Healthcare Market-focused website)

Twitter: https://mobile.twitter.com/PCTL2021

SOURCE:

PCT LTD

Marion Sofield

(843) 390-7900 ext. 205

msofield@para-con.com

Investor Relations Contact

Andrew Barwicki

(516) 662-9461

andrew@barwicki.com

or

IR@para-con.com